ETHAN ALLEN INTERIORS INC. AND SUBSIDIARIES

Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, M. Farooq Kathwari, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Quarterly Report on Form 10-Q (the “Quarterly Report”) for the period ended September 30, 2024, as filed by Ethan Allen Interiors Inc. (the “Company”), which contains the Company's financial statements, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 30, 2024

/s/ M. Farooq Kathwari	Chairman, President and Chief Executive Officer (Principal Executive Officer)
M. Farooq Kathwari

This certification accompanies this Quarterly Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Exchange Act. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Quarterly Report. A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.